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                                             Exhibit (23)-1
                                             Commonwealth Edison Company
                                             Form S-4 File No. 333-



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


          As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our reports dated January 31, 1997, included or incorporated by reference in Commonwealth Edison Company's Annual Report on Form 10-K for the year ended December 31, 1996, our report dated May 9, 1997, included in Commonwealth Edison Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, and our report dated January 31, 1997 included in Commonwealth Edison Company's Current Report on Form 8-K dated January 31, 1997. We also hereby consent to all references to our Firm included in this Form S-4 Registration Statement.



                                                  ARTHUR ANDERSEN LLP




Chicago, Illinois
June 3, 1997